                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT:
John Fuller, Chief Financial Officer
760-929-8226

                               [RUBIO'S LOGO]


                RUBIO'S REPORTS 4TH QUARTER AND YEAR END RESULTS

     COMPANY POSTS NINTH STRAIGHT QUARTER OF POSITIVE COMPARABLE STORE SALES
              AND BEST EVER 4TH QUARTER PUBLICLY REPORTED EARNINGS

CARLSBAD, CA - March 9, 2004 - Rubio's Restaurants, Inc. (NASDAQ: RUBO) today announced results for the fourth quarter and fiscal year ended December 28, 2003.

HIGHLIGHTS

- Q4, 2003 marked the ninth consecutive quarter of positive comparable store sales

- Comparable store sales increased 2.8% for the quarter and 1.8% for the year

- Revenues for the fourth quarter 2003 rose 7.9% to $30.4 million from $28.2 million for the thirteen weeks ended December 29, 2002

- Revenues for fiscal year 2003 rose 4.5% to $125.0 million from $119.6 million for fiscal year 2002

- Net income for the fourth quarter of fiscal year 2003 was $354,000, or $0.04 per diluted share, (the highest reported fourth quarter earnings since the Company went public in 1999), as compared to $148,000, or $0.02 per diluted share, for the fourth quarter of fiscal year 2002

-     Opened four new locations in the fourth quarter of 2003

- Opened seven new locations and converted two franchise locations to Company-owned in 2003

The Company also announced a net loss for the fiscal year ended December 28, 2003 of $1.9 million, or $0.21 per share, compared with net income of $3.0 million, or $0.33 per diluted share in the prior year. The net loss in 2003 included second quarter charges of $0.24 per share for asset impairment on a number of underperforming stores, some of which had been partially written down previously, and increased workers' compensation expense due to several high-cost claims.

Sheri Miksa, president and chief operating officer said, "In the fourth quarter, we executed our plan, produced revenue growth, opened a number of new restaurants and delivered quality food with excellent service to our guests reinforcing the Company's core values."

Ralph Rubio, chairman and chief executive officer, said, " We are pleased with the Company's recent operating performance and delivered our best fourth quarter since going public in 1999. We are very confident in our overall operating model and our core business performance. We remain committed to our strategy and believe the actions we took in 2003 will enhance both profitability and the ultimate success of the brand in fiscal year 2004 and beyond."

CONFERENCE CALL

The Company will host a conference call on Wednesday, March 10, 2004 at 8:00 a.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

                                  -- cont'd --

ABOUT RUBIO'S FRESH MEXICAN GRILL

Rubio's Fresh Mexican Grill (SM) (NASDAQ: RUBO) is the flavor leader in the high quality fast-casual Mexican grill restaurant segment. Bold, distinctive, savory Baja-inspired seasonings are the hallmark of the Rubio's Fresh Mexican Grill palate. Rubio's serves a range of flavorful foods including the "World Famous Fish Taco", as well as chargrilled chicken, carne asada steak, and pork carnitas products. Seafood products are the cornerstone of Rubio's success including lobster, shrimp and grilled mahi mahi. Menu items include burritos, salads and bowls, tacos and quesadillas as well as Mexican beer and margaritas in most locations. A full line of lower-calorie, lower-fat, and lower-carb HealthMex(R) products completes the menu. Each restaurant design is reminiscent of Baja, Mexico's relaxed, warm and inviting atmosphere. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises 150 restaurants in California, Arizona, Oregon, Colorado, Utah, and Nevada. More information can be found at www.rubios.com.

SAFE HARBOR STATEMENT

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance by the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based on limited information available to us now, which is subject to change. It should be clearly understood that internal projections on which we base our forward-looking statements, today and our perception of the factors influencing those projections, are highly likely to change prior to the end of the year. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. We generally do not update forward looking statements until the next call scheduled for that purpose, if at all. Actual results may differ substantially from any such forward looking statements, that we may provide as a result of various factors including, but not limited to, factors impacting our expectations regarding earnings per share, comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods and competition. These and other factors can be found in our filings with the SEC including, without limitation, in the "Risk Factors" section of our most recent Annual Report on Form 10-K. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Rubio's is a registered trademark of Rubio's Restaurants, Inc.

                                      # # #

                            RUBIO'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                    For the Thirteen Weeks Ended          For the Fifty-Two Weeks Ended
                                                -------------------------------------  -------------------------------------
                                                December 28, 2003  December 29, 2002   December 28, 2003   December 29, 2002
                                                -----------------  ------------------  ------------------  -----------------
RESTAURANT SALES                                        $ 30,368            $ 28,130           $ 124,786          $ 119,310
FRANCHISE AND LICENSING REVENUE                               41                  55                 204                253
                                                -----------------  ------------------  ------------------  -----------------
TOTAL REVENUE                                             30,409              28,185             124,990            119,563

COST OF SALES                                              8,335               7,788              36,052             32,580
RESTAURANT LABOR, OCCUPANCY AND OTHER                     17,751              16,877              73,325             67,553
GENERAL AND ADMINISTRATIVE EXPENSES                        2,443               2,156              10,315              9,625
DEPRECIATION AND AMORTIZATION                              1,448               1,297               5,632              5,184
PRE-OPENING EXPENSES                                         165                  41                 289                155
ASSET IMPAIRMENT AND STORE CLOSURE
       EXPENSE (REVERSAL)                                   (362)               (292)              2,265               (815)
LOSS ON DISPOSAL/SALE OF PROPERTY                             17                  89                 230                250
                                                -----------------  ------------------  ------------------  -----------------

OPERATING INCOME (LOSS)                                      612                 229              (3,118)             5,031
OTHER (EXPENSE) INCOME - NET                                  23                   3                  (6)               (14)
                                                -----------------  ------------------  ------------------  -----------------

INCOME (LOSS) BEFORE INCOME TAXES                            635                 232              (3,124)             5,017
INCOME TAX (EXPENSE) BENEFIT                                (281)                (84)              1,223             (1,998)

                                                -----------------  ------------------  ------------------  -----------------
NET INCOME (LOSS)                                          $ 354               $ 148            $ (1,901)           $ 3,019
                                                =================  ==================  ==================  =================

NET INCOME (LOSS) PER SHARE:
       Basic                                              $ 0.04              $ 0.02             $ (0.21)            $ 0.33
                                                =================  ==================  ==================  =================
       Diluted                                            $ 0.04              $ 0.02             $ (0.21)            $ 0.33
                                                =================  ==================  ==================  =================
SHARES USED IN CALCULATING NET
    INCOME (LOSS) PER SHARE:
       Basic                                               9,104               9,052               9,093              9,017
                                                =================  ==================  ==================  =================
       Diluted                                             9,172               9,134               9,093              9,137
                                                =================  ==================  ==================  =================

                                                    Percentage of Total Revenue            Percentage of Total Revenue
                                                    For the Thirteen Weeks Ended          For the Fifty-Two Weeks Ended
                                                -------------------------------------  -------------------------------------
                                                December 28, 2003  December 29, 2002   December 28, 2003   December 29, 2002
                                                -----------------  ------------------  ------------------  -----------------
TOTAL REVENUE                                             100.0%              100.0%              100.0%             100.0%

COST OF SALES                                              27.4%               27.6%               28.8%              27.2%
RESTAURANT LABOR, OCCUPANCY AND OTHER                      58.4%               59.9%               58.7%              56.5%
GENERAL AND ADMINISTRATIVE EXPENSES                         8.0%                7.6%                8.3%               8.1%
DEPRECIATION AND AMORTIZATION                               4.8%                4.6%                4.5%               4.3%
PRE-OPENING EXPENSES                                        0.5%                0.1%                0.2%               0.1%
ASSET IMPAIRMENT AND STORE CLOSURE
       EXPENSE (REVERSAL)                                  -1.2%               -1.0%                1.8%              -0.7%
LOSS ON DISPOSAL/SALE OF PROPERTY                           0.1%                0.4%                0.2%               0.3%
                                                -----------------  ------------------  ------------------  -----------------

OPERATING INCOME (LOSS)                                     2.0%                0.8%               -2.5%               4.2%
OTHER (EXPENSE) INCOME - NET                                0.1%                0.0%                0.0%               0.0%
                                                -----------------  ------------------  ------------------  -----------------

INCOME (LOSS) BEFORE INCOME TAXES                           2.1%                0.8%               -2.5%               4.2%
INCOME TAX (EXPENSE) BENEFIT                               -0.9%               -0.3%                1.0%              -1.7%
                                                -----------------  ------------------  ------------------  -----------------
NET INCOME (LOSS)                                           1.2%                0.5%               -1.5%               2.5%
                                                =================  ==================  ==================  =================

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                ----------------- ------------------
                                                December 28, 2003 December 29, 2002
                                                ----------------- ------------------
CASH AND SHORT-TERM INVESTMENTS                          $ 9,827            $ 9,857
OTHER CURRENT ASSETS                                       3,729              3,025
PROPERTY - NET                                            35,195             35,504
OTHER ASSETS                                               3,863              2,769
                                                ----------------- ------------------
TOTAL ASSETS                                            $ 52,614           $ 51,155
                                                ================= ==================

CURRENT LIABILITIES                                     $ 10,504            $ 7,471
OTHER LIABILITIES                                          3,395              3,324
STOCKHOLDERS' EQUITY                                      38,715             40,360
                                                ----------------- ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 52,614           $ 51,155
                                                ================= ==================